                                                                    EXHIBIT 99.1

(HARVEST LOGO)

                                                           FOR IMMEDIATE RELEASE


                       HARVEST NATURAL RESOURCES ANNOUNCES
                           SECOND QUARTER 2004 RESULTS


         HOUSTON, Texas (August 5, 2004) - Harvest Natural Resources, Inc. (NYSE: HNR) today announced 2004 second quarter earnings of $6.2 million, or $0.16 per diluted share. These results compare with a net loss of $11.4 million, or $0.32 per diluted share, for the same period last year. The 2003 second quarter results included a $13.5 million equity in net loss related to the Company's 34 percent interest in its formerly owned Russian affiliate, LLC Geoilbent ("Geoilbent") which was sold in September 2003.

         Net income for the six months ended June 30, 2004 was $13.8 million, or $0.36 per diluted share, compared with a net loss of $26.9 million, or $0.76 per diluted share, for the same period last year. The six months ended June 30, 2003 included a $30 million equity in net loss related to Geoilbent.

         Discretionary cash flow (defined as cash flows from operating activities before changes in operating assets and liabilities) was $16.8 million for the 2004 second quarter compared with $9.3 million for the 2003 second quarter. Discretionary cash flow for the six months ended June 30, 2004 was $35.3 million, compared with the $14.3 million for the same period last year. See reconciliation to Generally Accepted Accounting Principles in table below.

         Production for the 2004 second quarter was 1.9 million barrels of oil and 8.2 billion cubic feet (Bcf) of natural gas for a combined total production of 3.3 million barrels of oil equivalent. Production for the first six months of 2004 was 6.4 million barrels of oil equivalent including 3.7 million barrels of oil and 15.9 Bcf of gas. Production for the same period last year, which consisted of oil only, was 2.1 million and 3.3 million barrels respectively.

         Harvest President and Chief Executive Officer, Dr. Peter J. Hill, said, "We continue to deliver strong results based on new gas production, high oil prices and lower operating expenses. We now have two rigs drilling in our Uracoa Field and expect both rigs to continue drilling through the balance of 2004 and into 2005. We are increasing our Uracoa 2004 drilling program to 11 development wells and five recompletions which is designed to take advantage of the high prices and to recover the lost oil production experienced as a result of the four-month delay in the start of our planned drilling."

         The Company received an average of $17.66 per barrel of oil for 2004 second quarter sales, an increase of $4.12 per barrel, compared with the $13.54 per barrel average for the same period last year. The average the Company received for the six months ended June 30, 2004 was $16.87 per barrel of oil, an increase of $2.67 per barrel, compared with the $14.20 per barrel


      15835 Park Ten Place Drive o Houston, Texas 77084 o ph: 281.579.6700
                                fax: 281.579.6760

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average for the same period in 2003. Revenue for the six months ended June 30,
2004 included 0.4 million barrels of oil at a $7.00 fixed price. The volume of fixed price oil delivered to PDVSA is based on the volumes of the Company natural gas sales. The Company receives $1.03 per thousand cubic feet of natural gas delivered to PDVSA.

         Operating expenses decreased to $7.4 million, or $2.28 per barrel of oil equivalent (Boe), for 2004 second quarter compared with $9.5 million, or $4.49 per barrel of oil equivalent, for last year's second quarter. Operating expenses for the 2004 first six months was $14.7 million, or $2.29 per Boe, compared with $16.0 million, or $4.79 per Boe, for the same period in 2003. For each comparative period the reduction was primarily due to timing of scheduled workovers, repairs and maintenance.

         Revised 2004 guidance is shown in the table below.


                                                  2004 REVISED GUIDANCE      2004 ORIGINAL GUIDANCE
                                                  ---------------------      ----------------------
Oil price ($/Bbl)                                       $14.65(1)                  $12.30(2)
Net income ($MM)                                        $20 - $25                  $15 - $20
Earnings per share - diluted                          $0.53 - $0.66              $0.42 - $0.56
Discretionary cash flow ($MM)(3)                        $60 - $70                  $55 - $65
Capital expenditures ($MM)                              $40 - $45                  $30 - $35

(1) Assumes actual prices through June 30 and an average West Texas Intermediate price of $30 per barrel thereafter.

(2) Assumed an average West Texas Intermediate price of $26 per barrel.

(3) Discretionary cash flow is defined as cash flows from operating activities before changes in operating assets and liabilities. See reconciliation to Generally Accepted Accounting Principles in table below.

         Hill said, "Harvest Vinccler production guidance remains unchanged at 33,000 and 38,000 barrels of oil equivalent per day during 2004 based on the expected success of the Uracoa drilling program. Due to the delay in starting the drilling program, oil production for 2004 will likely be nearer to the low end of our 22,000 to 26,000 barrels per day oil production guidance. Average natural gas production is projected to be at the upper end of our 70 to 80 million cubic feet per day guidance. Production through June 30 averaged 35,400 barrels of oil equivalent per day including an average of 20,800 barrels of oil and 88 million cubic feet of gas. We expect to exit the year with production rates between 35,000 and 40,000 barrels of oil equivalent per day including oil production between 25,000 and 30,000 barrels per day."

         The Temblador and El Salto Field technical evaluation and field development plan required by the Memorandum of Understanding between the Company's Venezuelan operating company, Harvest Vinccler C.A. and PDVSA has been completed. Harvest Vinccler has submitted a formal development proposal and has started discussions with PDVSA for the possible acquisition of the rights to develop the Temblador, El Salto and Isleno Fields.



      15835 Park Ten Place Drive o Houston, Texas 77084 o ph: 281.579.6700
                                fax: 281.579.6760

         Hill continued, "Our strong balance sheet and cash generating capacity provide us with the financial flexibility to further strengthen the balance sheet, reduce debt and to simultaneously pursue growth opportunities in both Russia and Venezuela. We continue to evaluate properties in both countries to find opportunities which meet our focused acquisition criteria."

         The terms of the Company's 2007 Senior Notes require net cash proceeds in excess of $25 million from the September 2003 sale of Geoilbent to be invested in the oil and gas business within one year of sale or used to repay or prepay part of the 2007 Senior Notes or certain debts of subsidiaries. The Company also has the option of redeeming all of the 2007 Senior Notes.


RECONCILIATION OF NON-GAAP MEASURES ($ MILLIONS)

                                                    Three Months Ended June 30            Six Months Ended June 30
                                                    --------------------------            ------------------------
                                                      2004               2003              2004              2003
                                                     ------             ------            ------            ------
Net cash provided by operating activities            $ 18.7             $ 11.2            $ 28.9            $ 22.4
Less changes in operating assets & liabilities         (1.9)              (1.9)              6.4              (8.1)
                                                     ------             ------            ------            ------
Discretionary cash flow                              $ 16.8             $  9.3            $ 35.3            $ 14.3

                                                       2004 Revised Guidance               2004 Original Guidance
                                                       ---------------------               ----------------------
Net cash provided by operating activities                    $70 - $80                           $65 - $75
Less changes in operating asset & liabilities                    (10)                                (10)
                                                                 ----                                ----
Discretionary cash flow                                      $60 - $70                           $55 - $65


         Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia. For more information visit the Company's website at www.harvestnr.com.

CONTACT:
Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 579-6700

Amanda M. Koenig
Investor Relations
(281) 579-6700

This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.

      15835 Park Ten Place Drive o Houston, Texas 77084 o ph: 281.579.6700
                                fax: 281.579.6760

                         HARVEST NATURAL RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             ($ millions, unaudited)

                                                                           June 30, 2004    December 31, 2003
                                                                           -------------    -----------------
ASSETS:

CURRENT ASSETS:
             Cash and equivalents                                          $       157.0      $       138.7

             Accounts receivable, net                                               51.6               43.9

             Prepaid expenses and other                                              1.4                0.8
                                                                           -------------      -------------
                 Total current assets                                              210.0              183.4


OTHER ASSETS                                                                         2.8                2.1


DEFERRED INCOME TAXES                                                                4.7                4.7

PROPERTY AND EQUIPMENT, net                                                        177.1              184.1
                                                                           -------------      -------------

                      TOTAL ASSETS                                         $       394.6      $       374.3
                                                                           =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
             Accounts payable, trade and other                             $         0.6      $         4.2

             Accounts payable, related party                                        10.8               10.5

             Accrued expenses                                                       17.4               15.1

             Accrued interest                                                        1.4                1.4

             Income taxes payable                                                   12.1                8.6

             Current portion of long-term debt                                       6.4                6.4
                                                                           -------------      -------------
                 Total current liabilities                                          48.7               46.2


LONG TERM DEBT                                                                      93.6               96.8


ASSET RETIREMENT PROVISION                                                           0.8                1.5


COMMITMENTS AND CONTINGENCIES                                                         --                 --


MINORITY INTEREST                                                                   35.4               30.1

STOCKHOLDERS' EQUITY:
             Common stock and paid-in capital                                      178.0              175.4

             Retained earnings                                                      41.3               27.5

             Treasury stock                                                         (3.2)              (3.2)
                                                                           -------------      -------------
                 Total stockholders' equity                                        216.1              199.7
                                                                           -------------      -------------

                      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $       394.6      $       374.3
                                                                           =============      =============

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands except per BOE and per share amounts, unaudited)


THREE MONTHS ENDED:                     June 30, 2004     June 30, 2003
-------------------                     -------------     -------------
Barrels of oil sold                             1,867             2,111
MMCF of gas sold                                8,175                --
      Total BOE                                 3,230             2,111

Average price/barrel                    $       17.66     $       13.54
Average price/mcf                       $        1.03

                                                                   $                $/BOE                $                $/BOE
                                                             -------------      -------------      -------------      -------------
REVENUES:
  Oil sales                                                  $      32,977                         $      28,576
  Gas sales                                                          8,420                                    --
                                                             -------------      -------------      -------------      -------------
                                                                    41,397              12.82             28,576              13.54
                                                             -------------      -------------      -------------      -------------
EXPENSES:
  Operating expenses                                                 7,368               2.28              9,483               4.49
  Depletion and amortization                                         7,756               2.40              5,337               2.53
  Depreciation                                                         442               0.14                373               0.18
  General and administrative                                         4,372               1.35              3,747               1.77
  Gain on sale of long-lived assets                                   (578)             (0.18)                --                 --
  Taxes other than on income                                         1,118               0.35                971               0.46
                                                             -------------      -------------      -------------      -------------
                                                                    20,478               6.34             19,911               9.43
                                                             -------------      -------------      -------------      -------------
INCOME FROM OPERATIONS                                              20,919               6.48              8,665               4.11
                                                             =============      =============      =============      =============

OTHER NON-OPERATING INCOME (EXPENSE)
  Investment income and other                                          425               0.13                354               0.17
  Interest expense                                                  (2,448)             (0.76)            (2,642)             (1.25)
  Net loss on exchange rates                                            (8)                --                 --                 --
                                                             -------------      -------------      -------------      -------------
                                                                    (2,031)             (0.63)            (2,288)             (1.08)
                                                             -------------      -------------      -------------      -------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                        18,888               5.85              6,377               3.03
  Income tax expense                                                 9,902               3.07              3,104               1.47
                                                             -------------      -------------      -------------      -------------
INCOME BEFORE MINORITY INTERESTS                                     8,986               2.78              3,273               1.56
  Minority interest in consolidated subsidiary companies             2,738               0.85              1,216               0.58
                                                             -------------      -------------      -------------      -------------
INCOME FROM CONSOLIDATED COMPANIES                                   6,248               1.93              2,057               0.98
  Equity in net loss of affiliated companies                            --                 --            (13,470)             (6.38)
                                                             -------------      -------------      -------------      -------------
NET INCOME (LOSS)                                            $       6,248      $        1.93      $     (11,413)     $       (5.40)
                                                             =============      =============      =============      =============

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                                      $        0.17                         $       (0.32)
  Diluted                                                    $        0.16                         $       (0.32)
                                                             -------------      -------------      -------------      -------------
Weighted average shares outstanding:
  Basic                                                               35.9 million                          35.2 million
  Diluted                                                             38.2 million                          36.8 million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands except per BOE and per share amounts, unaudited)

SIX MONTHS ENDED:                       June 30, 2004     June 30, 2003
-------------------                     -------------     -------------
Barrels of oil sold                             3,781             3,338
MMCF of gas sold                               15,931                --
      Total BOE                                 6,436             3,338

Average price/barrel                    $       16.87     $       14.20
Average price/mcf                       $        1.03

                                                                   $               $/BOE                 $                $/BOE
                                                             -------------      -------------      -------------      -------------
REVENUES:
  Oil sales                                                  $      63,785                         $      47,966
  Gas sales                                                         16,409                                    --
  Ineffective hedge activity                                            --                                  (565)
                                                             -------------      -------------      -------------      -------------
                                                                    80,194              12.46             47,401              14.20
                                                             -------------      -------------      -------------      -------------
EXPENSES:
  Operating expenses                                                14,707               2.29             15,998               4.79
  Depletion and amortization                                        15,480               2.41              8,494               2.54
  Depreciation                                                         879               0.14                731               0.22
  General and administrative                                         8,007               1.24              6,971               2.09
  Gain on sale of long-lived assets                                   (578)             (0.09)                --                 --
  Taxes other than on income                                         2,312               0.36              1,618               0.48
                                                             -------------      -------------      -------------      -------------
                                                                    40,807               6.35             33,812              10.12
                                                             -------------      -------------      -------------      -------------
INCOME FROM OPERATIONS                                              39,387               6.11             13,589               4.08
                                                             -------------      -------------      -------------      -------------

OTHER NON-OPERATING INCOME (EXPENSE)
  Investment income and other                                          728               0.11                632               0.19
  Interest expense                                                  (4,937)             (0.77)            (5,310)             (1.59)
  Net gain (loss) on exchange rates                                   (617)             (0.10)               525               0.16
                                                             -------------      -------------      -------------      -------------
                                                                    (4,826)             (0.76)            (4,153)             (1.24)
                                                             -------------      -------------      -------------      -------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                        34,561               5.35              9,436               2.84
  Income tax expense                                                15,502               2.41              4,160               1.25
                                                             -------------      -------------      -------------      -------------
INCOME BEFORE MINORITY INTERESTS                                    19,059               2.94              5,276               1.59
  Minority interest in consolidated subsidiary companies             5,304               0.82              2,102               0.63
                                                             -------------      -------------      -------------      -------------
INCOME FROM CONSOLIDATED COMPANIES                                  13,755               2.12              3,174               0.96
  Equity in net loss of affiliated companies                            --                 --            (30,045)             (9.00)
                                                             -------------      -------------      -------------      -------------
NET INCOME (LOSS)                                            $      13,755      $        2.12      $     (26,871)             (8.04)
                                                             =============      =============      =============      =============

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                                      $        0.38                         $       (0.76)
  Diluted                                                    $        0.36                         $       (0.76)
                                                             -------------      -------------      -------------      -------------
Weighted average shares outstanding:
  Basic                                                                 35.9 million                        35.2 million
  Diluted                                                               38.0 million                        35.2 million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)

                                                                        Three Months Ended June 30,    Six Months Ended June 30,
                                                                        ---------------------------    -------------------------
                                                                             2004           2003           2004           2003
                                                                          ---------      ---------      ---------      ---------
Cash Flows From Operating Activities:
    Net income (loss)                                                     $   6,248      $ (11,413)     $  13,755      $ (26,871)
    Adjustments to reconcile net income to net cash
       provided by operating activities:
           Depletion, depreciation and amortization                           8,198          5,710         16,359          9,225
           Amortization of financing costs                                       76            141            152            281
           Gain on disposition of assets                                       (578)            --           (578)            --
           Equity in net losses of affiliated companies                          --         13,470             --         30,045
           Allowance for employee notes and accounts receivable                  --             52             --            103
           Non-cash compensation-related charges                                167             81            263            123
           Minority interest in consolidated subsidiary companies             2,738          1,216          5,304          2,102
           Deferred income taxes                                                 --             --             --           (667)
    Changes in operating assets and liabilities:
           Accounts and notes receivable                                     (1,740)       (10,242)        (7,642)        (4,346)
           Prepaid expenses and other                                             7            674           (579)         1,052
           Commodity hedging contract payable                                    --          2,275             --         (4,600)
           Accounts payable                                                    (898)        (2,829)        (3,537)          (494)
           Accounts payable, related party                                       (4)           525            252            796
           Accrued expenses                                                   5,278         13,430          2,416         12,767
           Accrued interest payable                                          (2,003)        (2,197)           (22)            34
           Asset retirement liability                                          (709)        (2,025)          (709)         2,238
           Commodity hedging contract payable                                    --             --             --           (430)
           Income taxes payable                                               1,903          2,380          3,480          1,065
                                                                          ---------      ---------      ---------      ---------
           Net Cash Provided By Operating Activities                         18,683         11,248         28,914         22,423
                                                                          ---------      ---------      ---------      ---------
Cash Flows From Investing Activities:
    Proceeds from sales of long-lived assets                                    578             --            578             --
    Additions of property and equipment                                      (8,651)       (22,945)        (9,394)       (35,450)
    Investment in and advances to affiliated companies                           --            (20)            --           (517)
    Decrease in restricted cash                                                  --             --             --          1,800
    Purchases of marketable securities                                           --        (55,726)            --       (256,058)
    Maturities of marketable securities                                          --         82,796             --        283,446
    Investment costs                                                           (314)          (384)          (887)          (362)
                                                                          ---------      ---------      ---------      ---------
           Net Cash Provided By (Used In) Investing Activities               (8,387)         3,721         (9,703)        (7,141)
                                                                          ---------      ---------      ---------      ---------
Cash Flows From Financing Activities:
    Net proceeds from exercise of stock options                               1,047             39          2,303            159
    Repurchase of common stock                                                   --             --             --           (404)
    Payments on short term borrowings and notes payable                      (1,591)            --         (3,183)        (2,767)
                                                                          ---------      ---------      ---------      ---------
           Net Cash Provided By (Used in) Financing Activities                 (544)            39           (880)        (3,012)
                                                                          ---------      ---------      ---------      ---------
           Net Increase in Cash                                               9,752         15,008         18,331         12,270
Cash and Cash Equivalents at Beginning of Period                            147,239         61,763        138,660         64,501
                                                                          ---------      ---------      ---------      ---------
Cash and Cash Equivalents at End of Period                                $ 156,991      $  76,771      $ 156,991      $  76,771
                                                                          =========      =========      =========      =========